Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS GROWTH IN NET INCOME

AND LOANS FOR THIRD QUARTER

Net Income Up 93.4% Year-over-Year to $3.5 Million

Net Loans Increase 7.6% Year-over-Year to $630.2 Million

HOPKINSVILLE, Ky. (October 25, 2017) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported growth in net income and loans for the three and nine month periods ended September 30, 2017. For the three month period ended September 30, 2017, net income rose 42.4% to $1.4 million, or $0.22 per share, compared to $985,000, or $0.16 per share, for the three month period ended September 30, 2016. For the nine month period ended September 30, 2017, net income rose 93.4% to $3.5 million, or $0.56 per share, compared to $1.8 million, or $0.29 per share, for the nine month period ended September 30, 2016.

Commenting on the third quarter results, John E. Peck, President and Chief Executive Officer, said, “At September 30, 2017, loans rose 7.6% to $630.2 million and deposits were up 2.7% to $731.2 million compared to September 30, 2016. HopFed’s positive trend of earnings growth continues into the third quarter of 2017 as a result of the growth in the average balance of loans and careful management of non-interest expenses. We are confident that our continued success in providing quality service and value to our communities will translate into improved financial performance.”

Financial Highlights

•	Loans receivable rose 7.6% to $630.2 million at September 30, 2017, compared to $586.3 million at September 30, 2016. Loan growth benefited from solid production from the Company’s loan production office in Nashville, Tennessee. At September 30, 2017, total loans originated and outstanding in the Nashville loan production office were $63.2 million compared to $39.5 million at September 30, 2016.

•	The Company continues to experience a reduction in the level of non-accrual and problem loans. Non-accrual loans declined from $11.7 million, or 1.99% of total loans, at September 30, 2016, to $1.7 million, or 0.28% of total loans, at September 30, 2017. Loans classified as impaired were $31.9 million at September 30, 2016 and $11.2 million at September 30, 2017.

•	The Company continued to repurchase its common stock as part of the Board approved stock repurchase program. For the nine month period ended September 30, 2017, the Company purchased 41,321 shares of its common stock at a weighted average price of $14.14 per share. At September 30, 2017, the Company held 1,287,457 shares in treasury stock with a weighted average cost of $12.37 per share. The Company may purchase an additional 51,229 additional shares of treasury stock under its current repurchase program.

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HFBC Reports Third Quarter Results

October 25, 2017

Results of Operations

In the three and nine month periods ended September 30, 2017, net interest income was $7.1 million and $20.8 million, respectively, as compared to $6.7 million and $19.8 million for the three and nine month periods ended September 30, 2016. The improved level of net interest income is the result of the growth in the average balances of loans. For the three month period ended September 30, 2017, the average balance of net loans outstanding was $637.0 million, an increase of $61.9 million compared to the three month period ended September 30, 2016. For the nine month period ended September 30, 2017, the average balance of net loans outstanding was $626.1 million, an increase of $63.3 million as compared to the nine month period ended September 30, 2017. During the three and nine month periods ended September 30, 2017, total interest earning assets have increased by $39.1 million and $34.5 million, respectively. The Company has utilized cash on hand and the cash flow provided by our securities portfolio to fund a meaningful portion of our loan growth.

The improvement in net interest income for the three and nine months ended September 30, 2017 is partially offset by the higher cost of interest bearing liabilities. The total cost of all interest bearing liabilities for the three and nine month periods ended September 30, 2017 is 0.89% and 0.85%, respectively, compared to 0.80% for the three and nine month periods ended September 30, 2016. For the three and nine month periods ended September 30, 2017, the Company’s net interest margin was 3.43% and 3.37%, respectively, compared to 3.41% and 3.36% for the three and nine month periods ended September 30, 2016, respectively.

In the three and nine month periods ended September 30, 2017, the Company has experienced a reduction of both consumer and municipal checking account balances. At September 30, 2017 and December 31, 2016, total non-interest bearing checking account balances were $128.2 million and $136.3 million, representing a decline of $8.1 million. At September 30, 2017 and December 31, 2016, total interest bearing checking account balances were $196.3 million and $209.3 million, representing a decline of $13.0 million. For the nine month period ended September 30, 2017, short term interest rates have increased. Coupled with the competitive nature of select local markets, the Company anticipates continued increases in the cost of funding our loan growth.

For the nine month periods ended September 30, 2017 and September 30, 2016, the Company’s non-interest income was $6.2 million and $5.9 million, respectively. The improved levels of non-interest income is partially attributable to changes made to the Company’s checking account offerings in December of 2016. In the nine month period ended September 30, 2017, the Company has increased fee income on deposit accounts by $329,000 compared to the nine month period ended September 30, 2016. The new checking account product offerings reduces, but does not eliminate, the number of checking accounts not subject to a monthly fee. However, the Company’s new deposit product offerings added several valuable features for customers such as roadside assistance, cell phone insurance and discounts at many local businesses. For the nine month period ended September 30, 2017, other operating income was $877,000, an increase of $309,000 compared to the nine month period ended September 30, 2016. The increase in other operating income was largely due to a one-time payment from a vendor of $225,000.

For the three and nine month periods ended September 30, 2017, total non-interest expenses were $7.2 million and $22.1 million, respectively compared to $7.4 million and $22.6 million for the three and nine month periods ended September 30, 2016, respectively. In the three and nine month periods ended September 30, 2017, the Company’s net foreclosure expenses have declined by $229,000 and $384,000, respectively, compared to the three and nine month periods ended September 30, 2016. For the three and nine month periods ended September 30, 2017, the Company’s salaries and benefits expense was $3.9 million and $12.1 million, respectively. This represents an increase of $162,000 and $486,000, respectively, compared to the three and nine month periods ended September 30, 2016. The Company’s cost of providing health insurance benefits to employees increased by $86,000 and $267,000 in the three and nine month periods ended September 30, 2017 compared to the three and six month periods ended September 30, 2016.

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HFBC Reports Third Quarter Results

October 25, 2017

Balance Sheet

At September 30, 2017, total assets were $904.1 million, compared to $891.5 million at December 31, 2016 and $871.9 million at September 30, 2016. Management continues to strive to growth both sides of the Company’s balance sheet at approximately the same pace to maximize our interest rate margin and profitability. The Company’s loan growth has been focused on commercial and residential real estate. The Company continues to utilize the cash from the investment portfolio to supplement liquidity for loan growth. The Company is managing deposit growth to limit the increased cost necessary to attract new deposits while seeking to grow our deposit base at a rate commensurate with our loan demand. In the nine month period ended September 30, 2017, deposit growth has been dependent on time deposit and brokered deposits due to the decline in balances held in both interest bearing and non-interest bearing checking accounts. A summary of loans outstanding by type at September 30, 2017, December 31, 2016 and September 30, 2016 is as follows:

	9/30/2017	12/31/2016	9/30/2016
	(Dollars in Thousands)
One-to-four family first mortgages	$167,088	147,962	145,197
Home equity lines of credit	34,995	35,684	34,563
Junior liens	1,402	1,452	1,601
Multi-family	37,321	34,284	32,418
Construction	25,594	39,255	37,775
Land	14,289	23,840	22,999
Farmland	37,262	47,796	46,877
Non-residential real estate	216,056	182,940	170,759
Consumer	8,060	8,717	8,908
Commercial	88,515	88,907	83,684

Total loans, gross	630,582	610,837	586,328

Deferred loan cost, net of fees	(380)	(439)	(453)
Allowance for loan loss	(4,799)	(6,122)	(6,812)

Total loans, net	625,403	604,276	579,063

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HFBC Reports Third Quarter Results

October 25, 2017

Asset Quality

In the three month period ended September 30, 2017, the Company foreclosed on its largest problem loan, a $6.7 million lending relationship that included a residential property, two small developed commercial lots and a 67 acre tract of undeveloped land. In September 2017, the Company recognized a $2.6 million charge-off and has listed these properties for sale. For the nine month period ended September 30, 2017, the Company’s net charge-offs totaled $1.7 million for an annualized net charge off ratio of 0.37%.

As a result of improved financial performance of several borrowers and the foreclosure of our largest non-accrual loan, the Company’s non-accrual loans fell to $1.7 million, or 0.28% of total loans at September 30, 2017 compared to $11.7 million, or 1.99% of total loans, at September 30, 2016 and $9.1 million, or 1.49% of total loans, at December 31, 2016. The Company’s level of impaired loans declined from $31.9 million at September 30, 2016 to $11.2 million at September 30, 2017. The table below provides a history of the Company’s significant credit quality metrics:

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
	(Dollars in Thousands, Except Percentages)
Loans past due 30-89 days	754	2,910	746	1,211	586
Loans past due 90 + days accruing interest	—	—	—	—	—
Total non-accrual loans	1,739	8,579	8,944	9,074	11,664
Total loans classified as substandard	11,217	24,808	26,345	29,339	31,927
Troubled debt restructuring—performing	3,371	3,388	4,237	6,461	6,503
Total foreclosed assets	4,975	1,408	2,111	2,397	741
Quarterly net charge offs	2,451	(956)	238	765	(33)
Non-accrual loans / Total loans	0.28%	1.34%	1.44%	1.49%	1.99%
Non-performing assets / Total assets	0.74%	1.09%	1.20%	1.29%	1.42%
Allowance for loan loss / Total loans	0.76%	1.12%	0.99%	1.00%	1.16%
Allowance for loan loss / Non-accrual loans	275.96%	83.69%	68.92%	67.36%	58.40%
Classified loans / Risk based capital	11.10%	24.28%	26.15%	29.66%	31.99%

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. (“Heritage Bank”), a Kentucky state chartered commercial bank. Heritage Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in Nashville, Tennessee and Brentwood, Tennessee. The Company offers a broad line of financial services and products with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank is located on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Third Quarter Results

October 25, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in Thousands)

	09/30/17	06/30/17	03/31/17	12/31/16	09/30/16
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets
Cash and due from banks	$23,469	20,208	30,663	21,779	24,741
Interest-earning deposits in banks	9,842	4,801	19,408	3,970	4,695

Cash and cash equivalents	33,311	25,009	50,071	25,749	29,436
Federal Home Loan Bank stock, at cost	4,428	4,428	4,428	4,428	4,428
Securities available for sale	192,287	205,363	207,580	209,480	213,289
Loans held for sale	1,749	2,386	1,091	1,094	1,547
Loans receivable	630,202	638,422	621,644	610,398	585,875
Allowance for loan losses	(4,799)	(7,180)	(6,164)	(6,112)	(6,812)
Accrued interest receivable	3,414	3,332	3,121	3,799	3,603
Foreclosed assets	4,975	1,408	2,111	2,397	741
Bank owned life insurance	10,287	10,192	10,120	10,662	10,581
Premises and equipment, net	22,945	23,097	23,225	23,461	23,579
Deferred tax assets	2,292	3,025	2,918	3,052	2,144
Other assets	2,973	2,645	3,162	3,078	3,495

Total assets	$904,064	912,127	923,307	891,486	871,906

Liabilities:
Deposits:
Non-interest-bearing accounts	$128,184	132,305	136,333	131,145	130,327
Interest-bearing accounts
NOW accounts	196,315	216,256	217,562	209,347	182,360
Savings and money market accounts	97,929	98,270	100,009	99,312	98,929
Other time deposits	308,801	299,113	311,839	293,078	300,701

Total deposits	731,229	745,944	765,743	732,882	712,317
Advances from Federal Home Loan Bank	31,000	21,000	11,000	11,000	11,000
Repurchase agreements	37,829	41,820	45,492	47,655	44,465
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Accrued expenses and other liabilities	4,461	4,262	3,301	3,211	4,952

Total liabilities	814,829	823,336	835,846	805,058	783,044

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 25, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in Thousands)

	09/30/17	06/30/17	03/31/17	12/31/16	09/30/16
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Stockholders’ equity:
Common stock, par value $.01	80	80	80	80	80
Additional paid-in-capital	58,777	58,750	58,705	58,660	58,658
Retained earnings	51,646	50,552	49,721	49,035	48,176
Treasury stock- common , at cost	(15,931)	(15,361)	(15,356)	(15,347)	(15,279)
Unearned ESOP Shares, at cost	(6,125)	(6,269)	(6,414)	(6,548)	(6,756)
Accumulated other comprehensive income, net of taxes	788	1,039	725	548	3,983

Total stockholders’ equity	89,235	88,791	87,461	86,428	88,862

Total liabilities and stockholders’ equity	$904,064	912,127	923,307	891,486	871,906

Additional Capital Information

	09/30/17	06/30/17	03/31/17	12/31/16	9/30/2016
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Preferred stock authorized	500,000	500,000	500,000	500,000	500,000
Preferred stock outstanding	—	—	—	—	—
Common shares authorized	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
Common shares issued	7,976,131	7,964,076	7,963,378	7,963,378	7,963,378
Common shares outstanding	6,688,674	6,716,809	6,716,549	6,717,242	6,723,243
Treasury shares	1,287,457	1,247,267	1,246,829	1,246,136	1,240,135
Unearned ESOP shares	466,115	476,862	488,161	498,346	514,187
Book value per share (excludes unearned ESOP shares)	$14.34	$14.23	$14.04	$13.90	$14.31
Tier 1 leverage ratio	10.9%	10.4%	10.6%	10.8%	10.9%
Total risk based capital ratio	16.3%	16.1%	16.1%	16.2%	16.9%
Common equity tier 1 capital ratio	15.6%	15.0%	15.1%	15.2%	15.8%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 25, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Quarterly Statements of Income

(Dollars in Thousands)

(Unaudited)

	For the three month periods ended					For the Nine Month Periods Ended September 30,
	09/30/17	09/30/16	06/30/17	03/31/17	12/31/16	2017	2016
Interest and dividend income:
Loans receivable	7,260	6,569	6,963	6,736	6,603	20,959	19,175
Investment in securities, taxable	1,124	1,099	1,155	1,118	1,051	3,397	3,544
Nontaxable securities available for sale	233	326	280	283	289	796	1,019
Interest-earning deposits	18	10	21	23	8	62	38

Total interest and dividend income	8,635	8,004	8,419	8,160	7,951	25,214	23,776

Interest expense:
Deposits	1,206	1,044	1,197	1,167	1,094	3,570	3,146
Advances from Federal Home Loan Bank	89	33	30	32	29	151	134
Repurchase agreements	130	139	119	103	87	352	421
Subordinated debentures	112	99	108	104	101	324	287

Total interest expense	1,537	1,315	1,454	1,406	1,311	4,397	3,988

Net interest income	7,098	6,689	6,965	6,754	6,640	20,817	19,788
Provision for loan losses	71	255	59	291	63	421	1,178

Net interest income after provision for loan losses	7,027	6,434	6,906	6,463	6,577	20,396	18,610

Non-interest income:
Service charges	819	719	800	804	694	2,423	2,094
Merchant card income	299	308	315	302	311	916	913
Mortgage origination revenue	335	415	278	334	367	947	1,218
Gain on sale of securities	162	79	14	2	190	178	422
Income from bank owned life insurance	95	104	72	235	78	402	265
Financial services commission	134	131	145	140	159	419	455
Other operating income	186	189	212	479	201	877	568

Total non-interest income	2,030	1,945	1,836	2,296	2,000	6,162	5,935

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 25, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	For the three month periods ended					For the Nine Month Periods Ended September 30,
	9/30/2017	9/30/2016	6/30/2017	3/31/2017	12/31/2016	2017	2016
Non-interest expenses:
Salaries and benefits	3,919	3,757	3,977	4,236	3,754	12,132	11,646
Occupancy	716	810	729	775	775	2,220	2,398
Data processing	795	744	546	764	767	2,105	2,175
State deposit tax	169	248	200	231	247	600	743
Professional services	409	368	464	348	396	1,221	1,008
Advertising	240	376	368	381	334	989	1,067
Foreclosure, net	(25)	204	6	108	(51)	89	473
(Gain) loss on sale of asset	—	(72)	3	—	—	3	(72)
Other operating expenses	945	918	940	846	989	2,731	3,207

Total non-interest expense	7,168	7,353	7,233	7,689	7,211	22,090	22,645

Income before income tax expense	1,889	1,026	1,509	1,070	1,366	4,468	1,900
Income tax expense	486	41	368	135	260	989	102

Net income	1,403	985	1,141	935	1,106	3,479	1,798

Net income per share
Basic	$0.22	$0.16	$0.18	$0.15	$0.18	$0.56	$0.29

Diluted	$0.22	$0.16	$0.18	$0.15	$0.18	$0.56	$0.29

Dividend per share	$0.05	$0.04	$0.05	$0.04	$0.04	$0.14	$0.12

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 25, 2017

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in Thousands, Except Percentages)

(Unaudited)

	Three month periods ended					Nine months ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Average Balance Sheet Data
Loans, net of allowance	636,955	622,606	615,382	589,282	575,083	626,123	562,870
Available for sale taxable securities	173,624	177,260	176,824	179,483	185,812	175,891	194,657
Available for sale tax free securities	29,090	32,919	33,868	35,102	38,467	31,941	40,283
Other interest bearing deposits	4,351	5,888	9,260	5,915	5,517	6,490	8,168
Average earning assets	844,020	838,673	835,334	809,782	804,879	840,445	805,978
Average non-earning assets	64,913	70,359	75,527	70,443	69,248	69,001	74,212
Average assets	908,933	909,032	908,861	880,225	874,127	909,446	880,190
Average interest bearing deposits	612,655	628,583	625,104	596,763	585,212	622,068	595,889
Total average deposits	738,694	756,661	751,913	725,213	710,810	749,041	720,677
Repurchase agreements	37,978	39,138	41,840	41,717	46,282	39,638	44,186
FHLB borrowings	26,909	11,176	13,433	11,000	14,022	17,222	12,876
Subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Total average interest bearing liabilities	687,852	689,207	690,687	659,790	655,826	689,238	663,261
Average non-interest bearing deposits	126,039	128,078	126,809	128,450	125,598	126,973	124,788
Average other non-interest bearing liabilities	5,628	3,915	3,993	3,557	3,781	5,374	3,501
Average total equity	89,214	87,832	87,372	88,428	88,922	87,861	88,640

	Three month periods ended					Nine months ended
Tax equivalent yield / Cost of:	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Loans, fully tax equivalent	4.57%	4.48%	4.38%	4.49%	4.57%	4.47%	4.55%
Available for sale taxable securities	2.59%	2.61%	2.53%	2.34%	2.37%	2.58%	2.43%
Available for sale tax free securities, fully tax equivalent	4.78%	5.09%	5.00%	4.93%	5.07%	4.97%	5.05%
Average yield on other interest bearing deposits	1.65%	1.43%	0.99%	0.54%	0.73%	1.27%	0.62%
Yield on total interest earning assets	4.15%	4.09%	3.98%	4.00%	4.06%	4.07%	4.02%
Cost of total average deposits	0.65%	0.63%	0.62%	0.60%	0.59%	0.64%	0.58%
Cost of average total interest bearing liabilities	0.89%	0.84%	0.81%	0.79%	0.80%	0.85%	0.80%
Fully tax equivalent interest rate spread	3.26%	3.25%	3.17%	3.21%	3.26%	3.22%	3.22%
Fully tax equivalent net interest margin	3.43%	3.39%	3.31%	3.35%	3.41%	3.37%	3.36%
Annualized return on average assets	0.62%	0.50%	0.41%	0.50%	0.45%	0.51%	0.27%
Annualized return on average equity	6.29%	5.20%	4.28%	5.00%	4.43%	5.28%	2.70%
Fully tax equivalent efficiency ratio	77.41%	80.80%	83.58%	82.05%	83.54%	80.58%	86.27%

This information is preliminary and based on company data available at the time of the presentation.

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